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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 12b-25

                          NOTIFICATION OF LATE FILING

                        Commission File Number 0-22382


(Check One):  [_] Form 10-K  [_] Form 11-K  [_] Form 20-F
              [X] Form 10-Q  [_] Form N-SAR

                     For the Year Ended:  August 31, 1996


Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

                        PART I--REGISTRANT INFORMATION

Full name of registrant:  Sector Communications, Inc.

Address of principal executive office:  7601 Lewinsville Road, Suite 200

City, State and Zip Code:  McLean, Va. 22102

                       PART II--RULES 12b-25(b) AND (c)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate)

[ ]    (a)  The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;

[X]    (b)  The subject annual report, semi-annual report, transition report on Form 10-K, 20-F, 11-K or Form N-SAR, or portion thereof will be filed on or before the 15th calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

       (c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

                              PART III--NARRATIVE

State below in reasonable detail the reasons why the Form 10-K, 20-F, 11-K, or Form N-SAR, or the transition report or portion thereof could not be filed within the prescribed time period.

Additional time is necessary to obtain information of recently acquired subsidiaries in order to complete the filing.

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                          PART IV--OTHER INFORMATION

(1) Name and telephone number of person to contact in regard to this notification

             Theodore Georgelas                 (703) 821-1540 ext 570
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                  (Name)                    (Area Code and Telephone Number)

(2) Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s).

     [X] Yes  [_] No

(3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the report or portion thereof?

     [_] Yes  [X] No

     If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

                          Sector Communication, Inc.
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                 (Name of Registrant as Specified in Charter)

Has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.


Date  October 16, 1996                  By
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                                            Theodore Georgelas
                                            President and CEO


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